UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2016

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon		97210-1818
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported in a Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “Commission”) on February 3, 2016, Nasdaq issued a letter to Schmitt Industries, Inc. (the “Registrant”), dated January 29, 2016, stating that the Registrant was not in compliance with Nasdaq Listing Rule 5605 as a result of Mr. David M. Hudson’s appointment as interim President and Chief Executive Officer of the Registrant and his resignation from the Audit Committee of the Registrant’s Board of Directors (the “Board”).

As previously reported in a Current Report on Form 8-K filed with the Commission on June 1, 2016, effective May 31, 2016, the Board appointed Charles Davidson to the Board. Mr. Davidson was appointed to serve on the Board’s Audit, Compensation, and Nominating Committees.

On June 20, 2016, Nasdaq issued a letter to the Registrant confirming that with the appointment of Charles Davidson to the Board, the Registrant has gained compliance with Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

June 27, 2016	By:	/s/ Ann M. Ferguson
Name: Ann M. Ferguson
Title: Chief Financial Officer and Treasurer